SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 22, 2002


                          THE CHALONE WINE GROUP, LTD.
                          ____________________________

             (Exact name of registrant as specified in its charter)


         California                   0-13406                     94-1696731
________________________________________________________________________________
(State or other jurisdiction       (Commission                 (I.R.S Employer
     of incorporation)             File Number)              Identification No.)


                                621 Airpark Road
                             Napa, California 94558
          ____________________________________________________________
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (707) 254-4200

ITEM 5. OTHER EVENTS


     In the Company's Form 10-K for the nine-month transition period ended December 31, 2001, the Company disclosed that its revolving bank loan would expire March 31, 2002 and that the Company was in negotiation with its bank to renew the borrowing arrangement for an additional three years.

     On April 22, 2002, the Company finalized the borrowing arrangement with its bank. The Company's revolving bank loan expired March 31, 2002 and two extensions were provided extending the maturity date to April 30, 2002. The borrowing arrangement with its bank involves (1) a $55 million revolving credit facility secured first by inventory and accounts receivable and second by substantially all of the Company's fixed assets (other than certain specified assets), and (2) a $17.5 million term loan secured first by a security interest in certain of the Company's fixed assets (other than certain specified assets) and second by the Company's inventory and accounts receivable, each on a pari passu basis with the holders of the Company's $30 million previously unsecured senior notes issued in September 2000 (the "Notes"). In connection with the finalization, the Company amended certain of the provisions applicable to the Notes.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 26, 2002                     The Chalone Wine Group, Ltd.
                                                       (Registrant)


                                           By: /s/ SHAWN CONROY BLOM
                                                   _______________________
                                                   Shawn Conroy Blom
                                                   Chief Financial Officer